UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT F 1934

Date of Report: January 29, 2009

Commission File Number: 000-53461

MANTRA VENTURE GROUP LTD.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(state or other jurisdiction of incorporation or organization)

1205 – 207 West Hastings Street
Vancouver, British Columbia, V6B 1H7
(Address of principal executive offices)

(604) 609 2898
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into Material Definitive Agreement

On January 29, 2009 Mantra Energy Alternatives Ltd. (“Mantra Energy”), the wholly owned subsidiary of Mantra Venture Group Ltd., entered into an agreement with Kemetco Research Inc. (“Kemetco”) for the continuation of testing and development of the Company’s electro-reduction of carbon dioxide technology (the “Agreement”).  The material terms of the Agreement are as follows:

•	Mantra Energy will pay approximately $16,500 ($20,368 CAD) per month for services performed by Kemetco.
•	The estimated cost of purchases for required materials and other expenses to be borne by Mantra Energy is approximately $56,600 ($70,000 CAD)
•	The estimated length of the project is 10 months. After 10 months, the Agreement may be extended at the option of Mantra Energy.
•	Kemetco will begin the work on April 1, 2009.
•
A final, written report summarizing all research findings, will be issued at the end of the contract. Kemetco will maintain documented records of all the work performed, which will become the property of Mantra Energy. These records will be made available to Mantra Energy at its request.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1	Contractor Proposal Agreement entered into with Kemetco Research Inc. on January 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2009	MANTRA VENTURE GROUP LTD.
(Registrant)

By: /s/ Larry Kristof
Larry Kristof
President and Chief Executive Officer